Phunware Appoints Russ Buyse as Chief Executive Officer
AUSTIN, TX, November 21, 2022 (ORIGINAL: GLOBE NEWSWIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, announced today that Russ Buyse has been hired as the Company’s Chief Executive Officer, effective December 28, 2022.
“I am thrilled to join Phunware, bringing my experience in mobile software, data, and identity at such an important time in the Company’s trajectory,” said Russ Buyse, Chief Executive Officer of Phunware. “I look forward to working with the phenomenal people at Phunware to maximize shareholder value by scaling industry-leading solutions to reimagine how brands engage their customers.”
Prior to joining Phunware, Russ Buyse spent the past two decades in both product and services companies, from startups to enterprises, leading teams to create innovative solutions. He founded two companies, served as an executive in six others, and was an Entrepreneur in Residence at a venture capital firm. Most recently, Russ served as Chief Operating Officer of GlobaliD, a digital identity platform dedicated to providing consumers with a self-sovereign identity they can use to communicate, transact and create value within any context. In addition to digital identity, Russ has extensive experience in mobile software and data management. He holds a Bachelor’s degree in Computer Science from the University of Texas at Austin.
“Phunware is at an inflection point and Russ brings exactly the right background to help us successfully transition from operating as a tech-enabled systems integrator to scaling as a true enterprise integration platform as a service,” said Randall Crowder, Chief Operating Officer of Phunware. “His experience in mobile and data will help us further commercialize our ability to deliver tech-enabled contextual engagement in a mobile-first world and his understanding of digital identity will be invaluable as we look to commercialize a decentralized data economy built on first-party data where consumers manage consent.”
Click here to learn more about Phunware’s leadership.
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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com, https://phunwallet.com, https://phuncoin.com, https://phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.

Phunware PR & Media Inquiries:
Laura Simpson
JConnelly for Phunware
Email: PhunwarePR@jconnelly.com
(973) 713-8834

Phunware Investor Relations:
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Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-386060